SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                           __________________________


        Date of Report (date of earliest event reported):  April 21, 1997


                            Superior Services, Inc.
             (Exact name of registrant as specified in its charter)


                                     Wisconsin
                 (State or other jurisdiction of incorporation)

            0-27508                                      39-1733405
   (Commission File Number)                 (IRS Employer Identification No.)


       10150 West National Avenue, Suite 350, West Allis, Wisconsin   53227
       (Address of principal executive offices)                     (zip code)


       Registrant's telephone number, including area code:  (414) 328-2800

   ITEM 2.   ACQUISITION OF BUSINESSES.

             Pursuant to a Purchase and Sale Agreement, dated as of April 11, 1997 ("Purchase Agreement"), among Browning-Ferris Industries, Inc., a Delaware corporation, and certain of its wholly-owned subsidiaries (collectively, "Sellers"), and Superior Services, Inc., a Wisconsin corporation, and certain of its wholly-owned subsidiaries (collectively, "Company"), on April 21, 1997, the Company completed the purchase from Sellers of a municipal solid waste landfill and associated solid waste disposal, collection and recycling businesses (as well as a medical waste collection business) in and around Dubois, Pennsylvania; a solid waste transfer station and associated solid waste collection and recycling business in and around Columbus and Zanesville, Ohio; and a solid waste collection and recycling business, as well as a new solid waste landfill currently under development, in and around Chilton and Green Bay, Wisconsin (collectively, the "Acquired Businesses"). The Company's acquisition of the Acquired Businesses was consistent with the Company's strategic growth plan of acquiring "hub and spoke" integrated solid waste disposal and collection operations and represents the Company's initial entry into two new states: Ohio and Pennsylvania.

             The cash purchase price for the Acquired Businesses was approximately $58.7 million, subject to potential subsequent adjustment based on the Acquired Business' final net working capital as of the closing date and other adjustments and prorations. The Purchase Agreement also provides for up to an additional $2 million payment upon the final permitted expansion of the acquired landfill in Pennsylvania. The Company financed the purchase price using available net working capital and borrowings under its recently expanded credit facility with a syndicate of banks led by First National Bank of Boston. The purchase price reflected the Company's participation in the Sellers' divestiture process for the Acquired Businesses, as well as arm's length negotiations between the parties.

             The Acquired Businesses were used by Sellers to conduct solid waste and recyclables collection, transfer, transportation and disposal operations for a wide range of residential, commercial, industrial and municipal customers. The Company intends to continue such use in its efforts to be one of the largest and most profitable fully integrated providers of solid waste collection and disposal services in each market it serves.

             The description in this Form 8-K of the terms and provisions of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the text thereof, which is attached as an exhibit to this Form 8-K and incorporated by reference herein.

   ITEM 7.   FINANCIAL STATEMENTS AND PRO FORMA
             FINANCIAL INFORMATION AND EXHIBITS.

             a.   Financial Statements of Businesses Acquired.

             At the time this Form 8-K is filed, it is impracticable for the Company to provide the required financial statements relating to the acquisition by the Company of the Acquired Businesses described above. However, such financial statements will be filed with the Securities and Exchange Commission on or before July 7, 1997.

             b.   Pro Forma Financial Information.

             At the time this Form 8-K is filed, it is impracticable for the Company to provide the required pro forma financial information relating to the acquisition by the Company of the Acquired Businesses described above. However, such financial information will be filed with the Securities and Exchange Commission on or before July 7, 1997.

             c.   Exhibits.

             The Exhibits filed herewith are as specified in the Exhibit
   Index.

                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SUPERIOR SERVICES, INC.


   Date: May 2, 1997                  By:  /S/ GEORGE K. FARR
                                           George K. Farr
                                           Chief Financial Officer

                                  EXHIBIT INDEX


    2.1* Purchase and Sale Agreement, dated April 11, 1997, by and among Browning-Ferris Industries, Inc., a Delaware corporation, together with certain of its wholly-owned subsidiaries, and Superior Services, Inc., a Wisconsin corporation, together with certain of its wholly-owned subsidiaries.



   _______________

   * The schedules and exhibits to the Purchase and Sale Agreement are not being filed herewith because the Company believes that the information contained in such schedules and exhibits should not be considered material to an investment decision in the Company or such information is otherwise adequately disclosed in this Form 8-K. The Purchase and Sale Agreement identifies internally the contents of all omitted schedules and exhibits. The Company agrees to furnish supplementally (but not to "file") a copy of any such schedule or exhibit to the Commission upon request.